EXHIBIT 99.1

TOUCHSTONE SOFTWARE CORPORATION 1538 TURNPIKE STREET NORTH ANDOVER, MA 01845 TRADED: OTC BB: TSSW

AT THE COMPANY:
JASON K. RAZA
CEO AND PRESIDENT
(978) 686-6468

FOR IMMEDIATE RELEASE

TouchStone Software Corporation Reports Q1 Revenue of $1,102,026 and Earnings of 3 Cents per Share - Best Earnings Results in over 10 Years

NORTH ANDOVER, MASSACHUSETTS—April 25, 2007— TouchStone Software Corporation (OTCBB:TSSW) today announced that for the quarter ending March 31, 2007, net revenue was $1,102,026. On a GAAP basis, TouchStone Software's first quarter net earnings were $310,225, or $0.03 per share diluted, which is the best reported quarterly earnings since 1995.  As a percentage of sales, gross profit margin for the first quarter improved to 96% as compared to 85% for the same period in 2006. Net operating margin for the first quarter was 28% as compared to 26% for the same period in 2006.

Financial Highlights

■	TouchStone Software’s revenue in the quarter grew by 39.7% from the same period a year ago
■	TouchStone Software ended the quarter with cash and cash equivalents, restricted cash, and investments of $1,448,308, an increase of $817,376 from the same period in 2006
■	Driver Agent’s total active subscribers grew 123% in Q1 of 2007 from Q4 in 2006

Financial Outlook

■
TouchStone Software expects continued strong financial results as a result of rapid gains in new subscribers and renewals of existing subscribers for its Driver Agent service as well as an increased demand for BIOS Upgrades as a result of the recent launch of Microsoft Vista

"TouchStone’s Driver Agent, expanding network of Internet properties and improved BIOS update business model all continue to gain traction and are fueling TouchStone's record profitability and helping to drive TouchStone’s expansion into other related areas” said Jason K. Raza, President and Chief Executive Officer of TouchStone Software Corporation. “Our recent acquisition of three software utilities are expected to greatly enhance our sales and profitability as we launch these applications later this year”.

Business Highlights:

■	TouchStone Software welcomed several new Internet partners in the 1st quarter including:

o	www.guru3d.com

o	www.driverslab.com

o	www.driverskit.com

■	TouchStone Software’s web traffic continued to achieve record new highs during the 1st quarter of 2007 (numbers shown are for the three months January-March 2007):

o	Unique Visitors to www.driveragent.com were 2,143,322

o	Unique Visitors to www.eSupport.com were 4,474,408

o	Unique Visitors to www.totallydrivers.com were 649,020

o	Unique Visitors to www.driverzone.com were 1,110,277

o	Unique Visitors to www.mrdriver.com were 305,694

o	Unique Visitors to www.award-bios.com were 254,171

o	Unique Visitors to www.vista-agent.com were 68,190

o	Unique Visitors to www.driversDB.com were 228,761

■	Total page views across the entire TouchStone Software network of websites exceeded 56 million for the three month period ending March 31, 2007 and averaged over 18 million per month

■	Acquired three new software utility titles to expand into the PC maintenance and support market

Disclosure Statements

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth under "Factors Affecting Future Operating Results" in the company’s annual report on Form 10-K and such other risks detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Forward-Looking Statements

The foregoing contains forward-looking statements which include those regarding expected operating results for the second quarter and remainder of 2006. Actual results could vary perhaps materially and the expected results may not occur. Touchstone Software may not achieve its planned revenue realization rates; succeed in its efforts to grow its business, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product or technical support offerings, or the company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including macro and other economic conditions both in the U.S. and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Touchstone Software's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005 and its quarterly reports filed on Form 10-Q.

About Touchstone Software Corporation

TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. The company’s products, which include BIOS Agent, BIOS Wizard and Driver Agent, are distributed worldwide via the Internet. TouchStone’s corporate headquarters are located at 1538 Turnpike Street, North Andover, MA 01845. Additional information on the Driver Agent service is available at www.driveragent.com and a one year subscription is $29.95.  Additional information about TouchStone Software is available at www.touchstonesoftware.com

NOTE: Touchstone Software, eSupport, Driver Agent are registered trademarks or trademarks of Touchstone Software Corporation and/or its affiliates